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                      [KPMG PEAT MARWICK LLP LETTERHEAD]



                                                                  EXHIBIT 23.2


                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Bell Bancorp, Inc.:


We consent to incorporation by reference in the registration statement (No. 333-03943) on Form S-3 of Standard Federal Bancorporation Inc., which incorporates by reference the Form 8-K of Standard Federal Bancorporation, Inc., dated June 13, 1996, which included our report dated May 24, 1996, relating to the consolidated statements of financial condition of Bell Bancorp, Inc. and subsidiary as of March 31, 1996 and 1995, and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the years in the three year period ended March 31, 1996, and to the reference to our firm under the heading "Experts" in the prospectus.



                            /s/ KPMG Peat Marwick LLP

                            ------------------------------

                                KPMG Peat Marwick LLP


Chicago, Illinois

June 26, 1996